                                                                    Exhibit 10.6

                    INDEPENDENT CONTRACTOR SERVICES AGREEMENT

This Agreement is made and entered into as of July 1, 2003 ("Effective Date"), by and between Immersion Corporation, a corporation having a principal place of business at 801 Fox Lane, San Jose, CA ("Immersion"), and Robert Van Naarden, an individual residing at 514 Long Lane, Huntington Valley, PA 19006 ("Van Naarden").

      1. Engagement of Services. Immersion hereby retains Van Naarden for the sole and specific purpose of completion of the Statement of Work ("SOW") attached hereto as Exhibit 1. During the term of this Agreement, Van Naarden shall commit to working at least three (3) days per week, completing the tasks set forth in the SOW and shall report to Victor Viegas, President and CEO of Immersion.

      2. Term and Termination.

            2.1 Term. This Agreement shall commence as of the Effective Date and continue for an initial six (6) month term. Thereafter, this Agreement shall automatically be renewed for subsequent three (3) month terms unless either party notifies the other in writing at least ten (10) days prior to the expiration of the then-current term of its election to terminate this Agreement.

            2.2 Termination by Immersion. Immersion may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Immersion's delivery to Van Naarden of written notice of termination. Immersion also may terminate this Agreement (i) immediately upon Van Naarden's breach of Paragraph 5 ("Intellectual Property Rights") or 6 ("No Conflict of Interest"), or (ii) thirty (30) days after Immersion's delivery to Van Naarden of written notice of Van Naarden's material breach of any other provision or obligation owed by Van Naarden under this Agreement, which is not cured within such thirty
(30) day period

            2.3 Termination by Van Naarden. Van Naarden may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Van Naarden's delivery to Immersion of written notice of termination. Van Naarden also may terminate this Agreement for material breach by Immersion if Immersion has not cured the breach within thirty (30) days of receiving written notice from Van Naarden.

      3. Compensation; Expenses.

            3.1 Compensation. Immersion will pay Van Naarden a monthly fee of $15,000.00 for Van Naarden's work hereunder. Upon termination of this Agreement for any reason, Van Naarden will be paid fees for any work completed by that date that has not yet been compensated, but shall be entitled to no other compensation from Immersion.

            3.2 Expenses. Van Naarden will be reimbursed for any reasonable, out-of-pocket, travel-related expenses incurred in furtherance of Van Naarden's performance hereunder. Van Naarden will be reimbursed only for expenses which are incurred prior to termination of this Agreement for any reason and which have been expressly authorized by Immersion in writing.

Van Naarden will be reimbursed for such fees and expenses no later than thirty
(30) days after Immersion's receipt of Van Naarden's invoice, provided that reimbursement for expenses may be delayed until such time as Van Naarden has furnished such documentation for authorized expenses as Immersion may reasonably request.

      4. Independent Contractor Relationship. Van Naarden's relationship with Immersion is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Van Naarden will not be entitled to any of the benefits, which Immersion may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Van Naarden is not authorized to make any representation, contract or commitment on behalf of Immersion unless specifically requested or authorized in writing to do so by an Immersion manager. Van Naarden is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Van Naarden is solely responsible for, and must maintain adequate records of expenses incurred in the course of performing services under this Agreement. No part of Van Naarden's compensation will be subject to withholding by Immersion for the payment of any social security, federal, state or any other employee payroll taxes. Immersion will regularly report amounts paid to Van Naarden by filing Form 1099-MISC with the Internal Revenue Service as required by law.

      5. Intellectual Property Rights.

            5.1 Disclosure and Assignment of Innovations.

                  (a) Innovations; Immersion Innovations. "Innovations" includes processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. "Immersion Innovations" are Innovations that Van Naarden, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Van Naarden's work for Immersion under this Agreement.

                  (b) Disclosure and Ownership of Immersion Innovations. Van Naarden agrees to make and maintain adequate and current records of all Immersion Innovations, which records shall be and remain the property of Immersion. Van Naarden agrees to promptly disclose to Immersion every Immersion Innovation. Van Naarden hereby does and will assign to Immersion or Immersion's designee Van Naarden's entire worldwide right, title and interest in and to all Immersion Innovations and all associated records and intellectual property rights.

                  (c) Assistance. Van Naarden agrees to execute upon Immersion's request a signed transfer of Immersion Innovations to Immersion as reasonably requested by Immersion, including but not limited to computer programs, notes, sketches, drawings and reports. Van Naarden agrees to assist Immersion in any reasonable manner to obtain, perfect and enforce, for Immersion's benefit, Immersion's rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of the Immersion Innovations. Van Naarden agrees to execute, when requested, for each of the Immersion Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications thereof), (i) patent, copyright, mask work or similar applications related to such Immersion Innovation, (ii) documentation (including without limitation assignments) to permit Immersion to obtain, perfect and enforce Immersion's right, title and interest in and to such Immersion Innovation, and (iii) any other lawful documents deemed necessary by Immersion to carry out the purpose of this Agreement. If called upon to render assistance under this paragraph, Van Naarden will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Immersion. In the event that Immersion is unable for any reason to secure Van Naarden's signature to any document Van Naarden is required to execute under this Paragraph 4.1(c) ("Assistance"), Van Naarden hereby irrevocably designates and appoints Immersion and Immersion's duly authorized officers and agents as Van Naarden's agents and attorneys-in-fact to act for and in Van Naarden's behalf and instead of Van Naarden, to execute such document with the same legal force and effect as if executed by Van Naarden.

                  (d) Out-of-Scope Innovations. If Van Naarden incorporates into any Immersion Innovations any Innovations relating in any way to Immersion's business or demonstrably anticipated research or development or business which were conceived, reduced to practice or created by Van Naarden either outside of the scope of Van Naarden's work for Immersion under this Agreement or prior to the Effective Date (collectively, the "Out-of-Scope Innovations"), Van Naarden hereby grants to Immersion or Immersion's designees a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Out-of-Scope Innovations which Van Naarden incorporates, or permits to be incorporated, in any Immersion Innovations. Van Naarden agrees that Van Naarden will not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others into any of the Immersion Innovations without Immersion's prior written consent.

            5.2 Confidential Information.

                  (a) Definition of Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Immersion, Immersion's suppliers and customers, and includes, without limitation, Immersion Innovations, Immersion Property, and Immersion's information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

                  (b) Nondisclosure and Nonuse Obligations. Except as permitted in this paragraph, Van Naarden shall neither use nor disclose the Confidential Information. Van Naarden may use the Confidential Information solely to perform services hereunder for the benefit of Immersion. Van Naarden agrees that Van Naarden shall treat all Confidential Information of Immersion with the same degree of care as Van Naarden accords to Van Naarden's own Confidential Information, but in no case less than reasonable care. Van Naarden agrees not to communicate any information to Immersion in violation of the proprietary rights of any third party. Van Naarden will immediately give notice to Immersion of any unauthorized use or disclosure of the Confidential Information. Van Naarden agrees to assist Immersion in remedying any such unauthorized use or disclosure of the Confidential Information.

                  (c) Exclusions from Nondisclosure and Nonuse Obligations. Van Naarden's obligations under Paragraph 5.2(b) ("Nondisclosure and Nonuse Obligations") with respect to any portion of the Confidential Information shall not apply to any such portion which Van Naarden can demonstrate, (a) was, through no fault of Van Naarden, in the public domain at the time such portion was communicated to Van Naarden by Immersion; (b) was rightfully in Van Naarden's possession free of any obligation of confidence at the time such portion was communicated to Van Naarden by Immersion; or (c) was developed by Van Naarden independently of and without reference to any information communicated to Van Naarden by Immersion. A disclosure of Confidential Information by Van Naarden, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Van Naarden shall provide prompt prior written notice thereof to Immersion to enable Immersion to seek a protective order or otherwise prevent such disclosure. Nothing in this Agreement shall be interpreted or construed as granting a license to Van Naarden under Immersion's patents, copyrights or trademarks, except as necessary to carry out Project Assignment(s) authorized hereunder.

            5.3 Ownership and Return of Immersion Property. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Van Naarden by Immersion, whether delivered to Van Naarden by Immersion or made by Van Naarden in the performance of services under this Agreement (collectively, the "Immersion Property") are the sole and exclusive property of Immersion or Immersion's suppliers or customers, and Van Naarden hereby does and will assign to Immersion all rights, title and interest Van Naarden may have or acquire in the Immersion Property. Van Naarden agrees to keep all Immersion Property at Van Naarden's premises unless otherwise permitted in writing by Immersion. At Immersion's request and no later than five (5) days after such request, Van Naarden shall destroy or deliver to Immersion, at Immersion's option, (a) all Immersion Property, (b) all tangible media of expression in Van Naarden's possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of Van Naarden's compliance with Van Naarden's obligations under this sentence.

            5.4 Observance of Immersion Rules. At all times while on Immersion's premises, Van Naarden will observe Immersion's rules and regulations with respect to conduct, health and safety and protection of persons and property.

      6. No Conflict of Interest. During the term of this Agreement, Van Naarden will not accept work, enter into a contract, or accept an obligation, inconsistent or incompatible with Van Naarden's obligations, or the scope of services rendered for Immersion, under this Agreement. Van Naarden warrants that, to the best of Van Naarden's knowledge, there is no other contract or duty on Van Naarden's part which conflicts with or is inconsistent with this Agreement. Van Naarden agrees to indemnify Immersion from any and all loss or liability incurred by reason of the alleged breach by Van Naarden of any obligation owed by Van Naarden to any third party.

      7. Survival. The definitions contained in this Agreement and the rights and obligations contained in Paragraphs 5 ("Intellectual Property Rights"), 7 ("Survival"), and 8 ("General Provisions") will survive any termination or expiration of this Agreement.

      8. General Provisions.

            8.1 Successors and Assigns. Van Naarden may not subcontract or otherwise delegate Van Naarden's obligations under this Agreement without Immersion's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Immersion's successors and assigns, and will be binding on Van Naarden's assignees.

            8.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

            8.3 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California; as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in the State of California, as applicable, for any action brought to enforce the terms of this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in Maryland, such personal jurisdiction shall be nonexclusive.

            8.4 Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

            8.5 Waiver; Amendment; Modification. No term or provision hereof will be considered waived by Immersion, and no breach excused by Immersion, unless such waiver or consent is in writing signed by Immersion. The waiver by Immersion of, or consent by Immersion to, a breach of any provision of this Agreement by Van Naarden, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Van Naarden. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

            8.6 Injunctive Relief for Breach. Van Naarden's obligations under this Agreement are of a unique character that gives them particular value. Van Naarden's breach of any of such obligations will result in irreparable and continuing damage to Immersion for which there will be no adequate remedy at law; and, in the event of such breach, Immersion will be entitled to seek injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

            8.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Project Assignments and services undertaken by Van Naarden for Immersion.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IMMERSION CORPORATION                         ROBERT VAN NAARDEN


By: /s/ Victor Viegas                         /s/ Robert Van Naarden
    ------------------------                  -----------------------------

Name: Victor Viegas

Title:   President & CEO

                                    EXHIBIT 1
                                STATEMENT OF WORK

Van Naarden will complete the following tasks within the first term of this
Agreement:

      1. Identify those medical associations that could provide accreditation and influence in the industry.

      2. Develop a plan to bring the above into the fold

      3. Assess the viability of a medical advisory committee to become the industry guru evangelists for Immersion Medical

      4. Determine whether a change in product mix is appropriate (this is an issue of focus relative to maximizing the available resources to be applied to the largest revenue potential)

      5. Determine what the market is asking for (this can best be done by going on some sales calls around the country with sales staff)

      6. Determine what additional services could be added to increase revenues without straining the organization

      7. Assess the sales process and make recommendations for improvement in order to reach a goal of 10X revenue from today's levels, if possible.